Exhibit 10.4

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement, dated as of April 22, 2022 (this “Agreement”), is entered into by and between PeriShip Global LLC, a Delaware limited liability company (“Buyer”), PeriShip, LLC, a Connecticut limited liability company (the “Company”), and Luciano Morra, an individual (“Morra,” and, together with the Company, “Seller”).

RECITALS

WHEREAS, Buyer and Seller have entered into that certain Asset Purchase Agreement, dated as of April 22, 2022 (the “Purchase Agreement”), pursuant to which the Company, of which Morra is the sole member, has agreed to sell and assign to Buyer, and Buyer has agreed to purchase and assume from the Company, substantially all the assets, and certain specified liabilities, of the Business (as such term is defined in the Purchase Agreement), all as more fully described therein;

WHEREAS, to ensure an orderly transition of the Business to Buyer and as a condition to consummating the transactions contemplated by the Purchase Agreement, Buyer and Morra have agreed to enter into this Agreement, pursuant to which Morra will provide, or cause Seller’s Affiliates, including the Company, to provide Buyer with certain services, in each case on a transitional basis and subject to the terms and conditions set forth herein; and

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, Buyer and Seller hereby agree as follows:

Article I
Services

1.01.       Provision of Services.

(a)       Seller agrees to provide, or to cause Seller’s Affiliates to provide, the services (the “Services”) set forth on Exhibit A attached hereto (as such exhibit may be amended or supplemented pursuant to the terms of this Agreement, collectively, the “Service Exhibit”) to Buyer for the respective periods and on the other terms and conditions set forth in this Agreement and in the respective Service Exhibit.

(b)       Notwithstanding the contents of the Service Exhibit, Seller agrees to respond in good faith to reasonable requests by Buyer for access to any additional services that are necessary for the operation of the Business and which are not currently contemplated in the Service Exhibit. Any such reasonable additional services so provided by Seller shall constitute Services under this Agreement and be subject in all respect to the provisions of this Agreement as if fully set forth on the Service Exhibit as of the date hereof.

(c)       The parties hereto acknowledge the transitional nature of the Services. Accordingly, as promptly as practicable following the execution of this Agreement, Buyer agrees to use commercially reasonable efforts to make a transition of each Service to its own internal organization or to obtain alternate third-party sources to provide the Services.

(d)       Subject to Sections 2.03, 2.04, and 3.04, the obligations of Seller under this Agreement to provide Services shall terminate with respect to each Service on the end date specified in the Service Exhibit (the “End Date”). Notwithstanding the foregoing, the parties acknowledge and agree that Buyer may determine from time to time that it does not require all the Services set out on one or more of the Service Exhibits or that it does not require such Services for the entire period up to the applicable End Date. Accordingly, Buyer may terminate any Service, in whole and not in part, upon notification to Seller in writing of any such determination.

1.02.       Standard of Service.

(a)       Seller represents, warrants and agrees that the Services shall be provided in good faith, in accordance with Law and, except as specifically provided in the Service Exhibit, in a manner generally consistent with the historical provision of the Services by Seller and with the same standard of care as historically provided. Seller agrees to assign sufficient resources and qualified personnel as are reasonably required to perform the Services in accordance with the standards set forth in the preceding sentence. Notwithstanding anything herein to the contrary, Buyer agrees to reasonably accommodate the personal schedule and availability of Seller’s and its Affiliates’ personnel performing the Services, in particular that of Morra. Buyer shall make a good faith effort to advise Seller and its Affiliates of Services to be requested at least two weeks in advance of Services being requested and the contemplated dates, hours and locations with respect to such Services.

(b)       Except as expressly set forth in Section 1.02(a) or in any contract entered into hereunder, Seller makes no representations and warranties of any kind, implied or expressed, with respect to the Services, including, without limitation, no warranties of merchantability or fitness for a particular purpose, which are specifically disclaimed. Buyer acknowledges and agrees that this Agreement does not create a fiduciary relationship, partnership, joint venture or relationships of trust or agency between the parties and that all Services are provided by Seller as an independent contractor.

1.03.       Presence on Premises. Seller agrees that all of Seller’s and Seller’s Affiliates’ employees and subcontractors, when on the property of Buyer or when given access to any equipment, computer, software, network or files owned or controlled by Buyer, shall conform to the reasonable and legal policies and procedures of Buyer concerning health, safety and security which are made known to Seller in advance in writing.

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Article II
Compensation

2.01.       Responsibility for Wages and Fees. For such time as Seller or any of Seller’s Affiliates are providing the Services to Buyer under this Agreement, (a) such employees will remain employees of Seller or such Affiliate, as applicable, and shall not be deemed to be employees of Buyer for any purpose, and (b) Seller or such Affiliate, as applicable, shall be solely responsible for the payment and provision of all wages, bonuses and commissions, employee benefits, including severance and worker’s compensation, and the withholding and payment of applicable Taxes relating to such employment.

2.02.       Terms of Payment and Related Matters.

(a)       As consideration for provision of the Services, Buyer shall pay Seller the fees specified for the Services on Exhibit A. In addition to such amount, in the event that Seller or any of Seller’s Affiliates incurs reasonable and documented out-of-pocket expenses in the provision of any Service, including, without limitation, license fees and payments to third-party service providers or subcontractors (such included expenses, collectively, “Out-of-Pocket Costs”), Buyer shall reimburse Seller for all such Out-of-Pocket Costs in accordance with the invoicing procedures set forth in Section 2.02(b).

(b)       As more fully provided in the Service Exhibits and subject to the terms and conditions therein:

(i)       Seller shall provide Buyer, in accordance with Section 5.01 of this Agreement, with monthly invoices (“Invoices”), which shall set forth in reasonable detail Services performed and Out-of-Pocket Costs payable under this Agreement; and

(ii)       payments pursuant to this Agreement shall be made within thirty (30) days after the date of receipt of an Invoice by Buyer from Seller.

2.03.       Extension of Services. The parties agree that Seller shall not be obligated to perform any Service after the applicable End Date; provided, however, that if Buyer desires and Seller agrees to continue to perform any of the Services after the applicable End Date, the parties shall negotiate in good faith to determine an amount that compensates Seller for all of Seller’s costs for such performance. The Services so performed by Seller after the applicable End Date shall continue to constitute Services under this Agreement and be subject in all respects to the provisions of this Agreement for the duration of the agreed-upon extension period. If the parties are unable to agree upon a fee, then the fee of $23,750 per month, as set forth on Exhibit A shall continue in full force and effect.

2.04.       Terminated Services. Upon termination or expiration of any or all Services pursuant to this Agreement, or upon the termination of this Agreement in its entirety, Seller shall have no further obligation to provide the applicable terminated Services and Buyer will have no obligation to pay any future compensation or Out-of-Pocket Costs relating to such Services (other than for or in respect of Services already provided in accordance with the terms of this Agreement and received by Buyer prior to such termination), all of which shall be paid in full within thirty (30) days of the termination or expiration of this Agreement.

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2.05.       Invoice Disputes. In the event of an Invoice dispute, Buyer shall deliver a written statement to Seller no later than ten (10) days prior to the date payment is due on the disputed Invoice listing all disputed items and providing a reasonably detailed description of each disputed item. Amounts not so disputed shall be deemed accepted and shall be paid, notwithstanding disputes on other items, within the period set forth in Section 2.02. The parties shall seek to resolve all such disputes expeditiously and in good faith. Seller shall continue performing the Services in accordance with this Agreement pending resolution of any dispute, providing all undisputed amounts are paid in accordance with this Section 2.05.

2.06.       No Right of Setoff. Each of the parties hereby acknowledges that it shall have no right under this Agreement to offset any amounts owed (or to become due and owing) to the other party, whether under this Agreement, the Purchase Agreement or otherwise, against any other amount owed (or to become due and owing) to it by the other party.

Article III
Termination

3.01.       Termination of Agreement. Subject to Section 3.04, this Agreement shall terminate in its entirety (i) on the date upon which Seller shall have no continuing obligation to perform any Services as a result of each of their expiration or termination in accordance with Section 1.01(d) or Section 3.02 or (ii) in accordance with Section 3.03.

3.02.       Breach. Any party (the “Non-Breaching Party”) may terminate this Agreement with respect to any Service, in whole but not in part, at any time upon prior written notice to the other party (the “Breaching Party”) if the Breaching Party has failed to perform any of its material obligations under this Agreement relating to such Service, and such failure shall have continued without cure for a period of fifteen (15) days after receipt by the Breaching Party of a written notice of such failure from the Non-Breaching Party seeking to terminate such service. For the avoidance of doubt, non-payment by Buyer for a Service provided by Seller in accordance with this Agreement and not the subject of a good-faith dispute shall be deemed a breach for purposes of this Section 0.

3.03.       Insolvency. In the event that either party hereto shall (i) file a petition in bankruptcy, (ii) become or be declared insolvent, or become the subject of any proceedings (not dismissed within sixty (60) days) related to its liquidation, insolvency or the appointment of a receiver, (iii) make an assignment on behalf of all or substantially all of its creditors, or (iv) take any corporate or other action for its winding up or dissolution, then the other party shall have the right to terminate this Agreement by providing written notice in accordance with Section 5.01.

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3.04.       Effect of Termination. Upon termination of this Agreement in its entirety pursuant to Section 3.01, all obligations of the parties hereto shall terminate, except for the provisions of Section 2.04, Section 2.06, and Article V, which shall survive any termination or expiration of this Agreement, and Seller shall be paid, according to a final Invoice (as defined below) delivered by Seller, (a) for all Out-of-Pocket Costs (as defined below) incurred by Seller as of the date of termination and (b) a pro rata portion of the fees set forth on the Exhibit for the month in which this Agreement is terminated as of the date of termination.

Article IV

indemnification

4.01.       Indemnification by Seller. Seller shall indemnify, defend and hold harmless Buyer and its Affiliates, members managers, officers, agents and Representatives (collectively, the “Buyer Indemnified Parties”) from and against any and all claims, liabilities, obligations, judgments, damages, fines, penalties and Losses, of any kind and manner whatsoever (including reasonable attorney’s fees), arising out of or relating in any manner to the Services performed or to be performed herein, unless caused solely by the willful misconduct or intentional violation of law of Buyer or its Affiliates.

4.02.       Indemnification by Buyer. Buyer shall indemnify, defend and hold harmless Seller and its Affiliates, members managers, officers, agents and Representatives (collectively, the “Seller Indemnified Parties”) from and against any and all claims, liabilities, obligations, judgments, damages, fines, penalties and Losses, of any kind and manner whatsoever (including reasonable attorney’s fees), arising out of or relating in any manner to the Services performed or to be performed herein, unless caused solely by the willful misconduct or intentional violation of law of Seller or its Affiliates.

Article V
Miscellaneous

5.01.       Notices. Any notice, request, instruction, or other document to be given hereunder by any Party to any other Party shall be in writing and shall be given by delivery in person, by electronic mail, by overnight courier or by registered or certified mail, postage prepaid (and shall be deemed given when delivered if delivered by hand, when transmitted if delivered by electronic mail during normal business hours or on the succeeding Business Day, one Business Day after deposited with an overnight courier service if delivered by overnight courier and three days after mailing if mailed), as follows:

to Seller:

Luciano Morra
[______________]
[________________]
Email: [________________]

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with a copy to:

Green & Sklarz LLC
One Audubon Street
New Haven, CT 06511
Attn: Mark G. Sklarz
Email: [________________]
Phone: [________________]

to Buyer to:

VerifyMe, Inc.
75 South Clinton Avenue, Suite 510
Rochester, New York 14604
Attn: Patrick White
Email: [________________]

with a copy to:

Harter Secrest & Emery LLP
1600 Bausch & Lomb Place
Rochester, New York 14604
Attention: Alexander R. McClean, Esq.
Email: [________________]
Phone: [________________]

or at such other address for a Party as shall be specified by like notice.

5.02.       Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

5.03.       Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

5.04.       Entire Agreement. This Agreement, including all Exhibits, and the Purchase Agreement constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Purchase Agreement as it relates to the Services hereunder, the provisions of this Agreement shall control.

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5.05.       Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder. Notwithstanding anything provided herein to the contrary, it is understood and agreed by the parties that the Services to be provided herein may be performed by Morra.

5.06.       No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

5.07.       Amendment and Modification; Waiver. This Agreement may be amended, modified or supplemented only by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

5.08.       Governing Law; Submission to Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of Connecticut applicable to agreements made and to be performed wholly within that jurisdiction. Each party hereto, for itself and its successors and assigns, irrevocably agrees that any suit, action or proceeding arising out of or relating to this Agreement may be instituted only in the Superior Court of the State of Connecticut or in the absence of jurisdiction, any federal court sitting in the State of Connecticut, and generally and unconditionally accepts and irrevocably submits to the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby from which no appeal has been taken or is available in connection with this Agreement. Each party, for itself and its successors and assigns, irrevocably waives any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, including any objection based on the grounds of forum non conveniens, in the aforesaid courts. Each of the parties, for itself and its successors and assigns, irrevocably agrees that all process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 5.01 or at such other address of which the other parties shall have been notified in accordance with the provisions of Section 5.01, such service being hereby acknowledged by the parties to be effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law.

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5.09.       Waiver of Jury Trial. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this agreement or the transactions contemplated hereby. Each party to this agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 5.09.

5.10.       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PERISHIP GLOBAL LLC, a Delaware limited liability company

By:	/s/ Patrick White
Name: Patrick White
Title: Chief Executive Officer

PERISHIP, LLC, a Connecticut limited liability company

By:	/s/ Luciano Morra
Name: Luciano Morra
Title: President and Chief Executive Officer

/s/ Luciano Morra
Luciano Morra

[Transition Services Agreement]

EXHIBIT A

SERVICES

ServiceS	end date	FEES

All services reasonably necessary in support of completion of the audit of Seller in connection with the public filings required by Buyer and its Affiliates.

All services reasonably necessary for the orderly transition of the Business from Seller to Buyer, including but not limited to administrative support, marketing support, client relationship management and transition, employee management and transition, and vendor relationship management and transition.

	90 days after the date of this Agreement.	$23,750 per month